SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material Pursuant to §240.14a-12

ClearSign Technologies Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ClearSign Technologies Corporation

8023 E. 63rd Place, Suite 101

Tulsa, Oklahoma 74133

Dear Stockholder:

You are invited to attend a special meeting of stockholders (the “Special Meeting”) of ClearSign Technologies Corporation (the “Company,” “we,” “us” or “our”) to be held on February 26, 2026, at 11:00 a.m. Central Daylight Standard Time. The Special Meeting will be completely virtual conducted live via the Internet. You will be able to attend the Special Meeting online and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/CLIR2026SM.

At the Special Meeting, you will be asked to vote on: (1) an amendment to our certificate of incorporation (as amended from time to time, the “certificate of incorporation”), in the form attached to the proxy statement as Annex A, to, at the discretion of our board of directors, effect a reverse stock split of our issued and outstanding shares of common stock, par value $0.0001 per share (the “common stock”), at any time prior to the one-year anniversary date of the approval by the stockholders of such proposal, at a ratio ranging from one-for-two (1:2) to one-for-ten (1:10), with the exact ratio to be set within that range at the discretion of the board of directors without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal” or “Proposal 1”); and (2) the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal or if we do not have a quorum at the Special Meeting (the “Adjournment Proposal” or “Proposal 2”).

Our board of directors has fixed the close of business on January 22, 2026, as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any adjournment and postponements thereof (the “Record Date”).

Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting. If you are a record holder of the Company’s common stock on the Record Date, you are eligible to vote with respect to these matters either electronically, at the meeting, or by proxy. It is important that your shares be voted, whether or not you plan to attend the meeting, to ensure the presence of a quorum. We urge you to authorize your proxy in advance by following the instructions printed on it. Returning the proxy does not deprive you of your right to attend the virtual meeting and vote your shares.

Sincerely,

/s/ Colin James Deller
Colin James Deller, Chief Executive Officer

Tulsa, Oklahoma

February 2, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON FEBRUARY 26, 2026; THIS PROXY STATEMENT IS AVAILABLE AT WWW.PROXYVOTE.COM

ClearSign Technologies Corporation

8023 E. 63rd Place Suite 101

Tulsa, Oklahoma 74133

Notice of Special Meeting of Stockholders

to be held February 26, 2026

To the Stockholders of ClearSign Technologies Corporation:

A special meeting of stockholders (the “Special Meeting”) will be held at 11:00 a.m. Central Daylight Standard Time on February 26, 2026. The Special Meeting will be a virtual meeting of stockholders conducted live via the Internet. You will be able to attend the Special Meeting online and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/CLIR2026SM. During the Special Meeting, stockholders will be asked to vote either directly or by proxy on the following matters discussed herein:

(1)	an amendment to our certificate of incorporation (as amended from time to time, the “certificate of incorporation”), in the form attached to the proxy statement as Annex A, to, at the discretion of our board of directors, effect a reverse stock split of our issued and outstanding shares of common stock, par value $0.0001 per share (the “common stock”), at any time prior to the one-year anniversary date of the approval by the stockholders of such proposal, at a ratio ranging from one-for-two (1:2) to one-for-ten (1:10), with the exact ratio to be set within that range at the discretion of the board of directors without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal” or “Proposal 1”); and
(2)	the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal or if we do not have a quorum at the Special Meeting (the “Adjournment Proposal” or “Proposal 2”).

We have elected to provide access to proxy materials by sending you this full set of proxy materials, including a proxy card or voting instruction form. This Notice of Special Meeting of Stockholders (the “Notice”), the accompanying proxy statement and the form of proxy are first being mailed on or about February 2, 2026, to stockholders of record as of the close of business on January 22, 2026 (the “Record Date”). This Notice and accompanying proxy statement are also available at www.proxyvote.com.

If you are a stockholder of record as of the Record Date, you may vote at the Special Meeting as further described in the accompanying proxy statement. If you are a beneficial owner, you will not receive a Notice directly from us, but your broker, bank or other nominee will forward you a notice with instructions on accessing our proxy materials and directing that organization how to vote your shares, as well as other options that may be available to you for receiving our proxy materials.

The board of directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Special Meeting. To participate in the Special Meeting, visit www.virtualshareholdermeeting.com/CLIR2026SM and enter the 16-digit control number included on your proxy card or voting instruction form. You may begin to log into the meeting platform beginning at 10:45 a.m. Central Daylight Standard Time on February 26, 2026. A technical support telephone number will be posted on the login page of www.virtualshareholdermeeting.com/CLIR2026SM you can call if you encounter any difficulties accessing the virtual meeting during the meeting.

Dated: February 2, 2026

By order of the Board of Directors

/s/ Brent Hinds
Brent Hinds
Chief Financial Officer and Secretary

IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE REQUEST THAT YOU VOTE BY TELEPHONE, OVER THE INTERNET OR BY MARKING, DATING, AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. SIGNING AND RETURNING A PROXY WILL NOT PREVENT YOU FROM VOTING AT THE MEETING.

ABOUT THE MEETING: QUESTIONS AND ANSWERS

What are proxy materials?

The accompanying proxy is delivered and solicited on behalf of our board of directors in connection with the Special Meeting to be held on February 26, 2026, at 11:00 a.m. Central Daylight Standard Time. As a stockholder, you are invited to virtually attend the Special Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (the “SEC”) rules and is designed to assist you in voting your shares. We have elected to provide access to proxy materials by sending you this full set of proxy materials. The proxy materials include this proxy statement for the Special Meeting and the proxy card or a voting instruction form for the Special Meeting.

How can I access the proxy materials over the Internet?

The Notice and proxy card or voting instruction form included with the proxy materials will contain instructions on how to view the proxy materials on the Internet. Electronic copies of this proxy statement are available at www.proxyvote.com.

Can I receive future proxy materials via the Internet?

If you vote by Internet, simply follow the prompts for enrolling in electronic proxy delivery service. This will reduce the Company’s printing and postage costs in the future, as well as the number of paper documents you will receive.

What am I voting on?

At the Special Meeting, you will be asked to vote on:

(1)	an amendment to our certificate of incorporation (as amended from time to time, the “certificate of incorporation”), in the form attached to the proxy statement as Annex A (the “Reverse Stock Split Amendment”), to, at the discretion of our board of directors, effect a reverse stock split (the “Reverse Stock Split”) of our issued and outstanding shares of common stock, par value $0.0001 per share (the “common stock”), at any time prior to the one-year anniversary date of the approval by the stockholders of such proposal, at a ratio ranging from one-for-two (1:2) to one-for-ten (1:10), with the exact ratio to be set within that range at the discretion of the board of directors without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal” or “Proposal 1”); and
(2)	the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal or if we do not have a quorum at the Special Meeting (the “Adjournment Proposal” or “Proposal 2”).

Who is entitled to vote at the Special Meeting, and how many votes do they have?

Stockholders of record at the close of business on January 22, 2026 (the “Record Date”) may vote at the Special Meeting. Each share of our common stock has one vote. There were 53,615,991 shares of common stock outstanding on January 22, 2026.

How do I vote?

You may vote over the Internet, by telephone, by mail, or at the Special Meeting.

Vote by Internet. You can vote via the Internet at www.proxyvote.com. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until

11:59 p.m. Eastern Time on Wednesday, February 25, 2026. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to vote by telephone or return a proxy card.

Vote by Telephone. You can vote by telephone by calling the toll-free telephone number 1-800-690-6903. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on Wednesday, February 25, 2026. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

Vote by Mail. If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided to ClearSign Technologies Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Special Meeting.

Vote at the Meeting. You may vote during the Special Meeting by going to www.virtualshareholdermeeting.com/CLIR2026SM. You will need the 16-digit control number included on your proxy card or voting instruction form. If you previously voted via the Internet or by telephone or mail, you will not limit your right to vote online at the Special Meeting.

If you vote by Internet, telephone or mail, you will be designating Brent Hinds, our Chief Financial Officer and Corporate Secretary, and/or Colin James Deller, our Chief Executive Officer, as your proxy(ies). They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.

Submitting a proxy will not affect your right to attend the Special Meeting and vote electronically.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions it provides.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, you will be appointing Brent Hinds, our Chief Financial Officer and Corporate Secretary, and/or Colin James Deller, our Chief Executive Officer, as your proxies. They may act together or individually to vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Special Meeting, please vote by proxy so that your shares of common stock may be counted.

How will my proxy vote my shares?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote:

(1)	“FOR” the approval of the Reverse Stock Split Proposal (see Proposal 1); and
(2)	“FOR” the approval of the Adjournment Proposal (see Proposal 2).

We do not intend to bring any other matter for a vote at the Special Meeting. Accordingly, no matters will be voted on at the Special Meeting other than the Reverse Stock Split Proposal and the Adjournment Proposal.

Beneficial Owner: Shares Registered in the Name of Bank, Broker or Other Nominee

If, on the Record Date, your shares were held in the name of a bank, broker or other nominee (each, a “Nominee”), then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your Nominee on how to vote the shares in your account. Accordingly, please contact the person responsible for your account at such entity and instruct that person to vote on your behalf “FOR” the approval of the Reverse Stock Split Proposal (see Proposal 1) and “FOR” the approval of the Adjournment Proposal (see Proposal 2).

If you hold your shares in “street name,” please instruct your Nominee how to vote your shares using the voting instruction form provided by your Nominee so that your vote can be counted. Please do this for each account you maintain to ensure that all of your shares are voted. The voting instruction form provided by your Nominee may also include information about how to submit your voting instructions over the Internet.

Under applicable regional and national exchange rules (the “Broker Rules”), brokers are not permitted to vote shares without instructions on proposals that are not considered “routine,” and such rules determine whether proposals are “routine” or “non-routine.” If a proposal is “routine,” a broker holding shares for an owner in “street name” may vote on the proposal without voting instructions.

Under the Broker Rules, the Reverse Stock Split Proposal and the Adjournment Proposal being considered at the Special Meeting will be considered “routine” matters. Therefore, a Nominee that receives proxy materials from the Company will be entitled to vote shares held for a beneficial owner on Proposals 1 and 2 without instructions from the beneficial owner of those shares. Accordingly, if you receive proxy materials from the Company and you do not submit any voting instructions to your Nominee, it may exercise discretion to vote your shares on Proposals 1 and 2, even in the absence of your instruction.

How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Special Meeting by:

●	notifying our Chief Financial Officer and Corporate Secretary, Brent Hinds, by e-mail to controller@clearsign.com that you are revoking your proxy;
●	submitting a proxy at a later date via the Internet or telephone or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Special Meeting, in which case your later-submitted proxy will be recorded, and your earlier proxy revoked; or
●	attending (virtually) and voting at the Special Meeting.

If your shares are held in the name of a Nominee, you should check with your Nominee and follow the voting instructions provided by your Nominee.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspector of election.

What constitutes a quorum?

The holders representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at the Special Meeting, either present or represented by proxy, shall constitute a quorum. A quorum is necessary in order to conduct the Special Meeting. If you choose to have your shares represented by proxy at the Special

Meeting, you will be considered part of the quorum. Abstentions will be counted as present for the purpose of determining the presence of a quorum, and we do not expect any broker non-votes to result from the vote on Proposals 1 and 2. If a quorum is not present at the Special Meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date, or the Special Meeting’s chairman may also adjourn the meeting in accordance to Article II, Subsection 2.6 of our Bylaws (as amended and restated, the “Bylaws”). If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each proposal?

Approval of the Reverse Stock Split Proposal. The affirmative vote of the holders of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote at the Special Meeting will be required for approval of Proposal 1.

Approval of the Adjournment Proposal. The affirmative vote of the holders of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote at the Special Meeting will be required for approval of Proposal 2.

Because Proposals 1 and 2 will be considered “routine” proposals, we do not expect any broker non-votes to result from the vote on these proposals. Abstentions by stockholders from voting on Proposals 1 and 2 (including brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, with respect to both proposals, because abstentions are not votes cast affirmatively or negatively, they will have no effect on the approval of such proposals.

What percentage of the Company’s common stock do our directors and officers own?

As of January 22, 2026, our current directors and executive officers beneficially owned approximately 4.7% of our common stock outstanding. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 26 for more details.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

We, on behalf of our board of directors, through our directors, officers, and employees, are soliciting proxies primarily by mail and the Internet. Proxies may also be solicited in person, by telephone, or facsimile. We will pay the cost of soliciting proxies. We will also reimburse stockbrokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

We do not plan to employ a professional solicitation firm with respect to proposals to be presented at the Special Meeting. However if, for example, we do not believe we will meet the quorum requirements set forth in our Bylaws, we may retain a proxy solicitation firm to solicit proxies. If we do so, we will pay a fee for those services and will reimburse the proxy solicitation firm for payments made to brokers and other nominee holders for their expenses in forwarding soliciting material. We may also agree that the proxy solicitation firm’s fees may increase if certain changes in the scope of its services occur.

What are the recommendations of the board of directors?

The recommendations of our board of directors are set forth together with the description of each proposal in this proxy statement. In summary, the board of directors recommends a vote:

(1)	“FOR” the approval of the Reverse Stock Split Proposal (see Proposal 1); and
(2)	“FOR” the approval of the Adjournment Proposal (see Proposal 2).

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors.

Are there any matters to be voted on at the Special Meeting that are not described in this proxy statement?

Delaware law and our Bylaws provide that no business may be conducted at a special meeting of stockholders other than that specified in the notice of such meeting. Accordingly, no matters will be voted on at the Special Meeting other than the Reverse Stock Split Proposal and the Adjournment Proposal.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management and involve risks and uncertainties. Forward-looking statements include, among others, statements concerning our expectations regarding the proposed reverse stock split and its potential effect on compliance with The Nasdaq Stock Market LLC (“Nasdaq”) listing requirements, the anticipated impact of the proposed amendment to our certificate of incorporation and our plans, strategies, objectives, expectations and intentions, which are subject to change at any time at our discretion. Forward-looking statements include our assessment from time to time of our competitive position, the industry environment, potential growth opportunities, the effects of regulation and events outside of our control, including, but not limited to, natural disasters, wars or health epidemics. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions.

Forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors which could cause the actual results to differ materially from the forward-looking statement. These uncertainties and other factors include, among other things:

●	our limited cash, history of losses, and our expectation that we will continue to experience operating losses and negative cash flows in the near future;
●	our ability to successfully develop and implement our technologies and achieve profitability;
●	our limited operating history;
●	our ability to maintain the listing of our common stock on Nasdaq;
●	changes in government regulations that could substantially reduce, or even eliminate, the need for our technology;
●	emerging competition and rapidly advancing technology in our industry that may outpace our technology;
●	customer demand for the products and services we develop;
●	the impact of competitive or alternative products, technologies, and pricing;
●	our ability to manufacture any products we design;
●	general economic conditions and events and the impact they may have on us and our potential customers;
●	the impact of global supply-chain constraints and the threat of, or implementation of, tariffs on imported or exported goods and materials may adversely affect our commercialization efforts and business operations;
●	our revenue has been highly concentrated among a small number or customers, and our results of operations could be harmed if we lose a key revenue source and fail to replace it;
●	the impact of a cybersecurity incident or other technology disruption;
●	our ability to protect our intellectual property;
●	our ability to obtain adequate financing in the future;

●	lawsuits and other claims by third parties or investigations by various regulatory agencies that we may be subjected to;
●	our ability to retain and hire personnel with the experience and talent to develop our products and business;
●	our success at managing the risks involved in the foregoing items; and
●	other factors discussed in this proxy statement and in the section titled “Risk Factors” in our most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.

We have based these forward-looking statements largely on our current expectations about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

PROPOSAL 1 –– THE REVERSE STOCK SPLIT PROPOSAL

Background and Proposed Amendment

Our certificate of incorporation currently authorizes us to issue a total of 89,500,000 shares of capital stock, consisting of 87,500,000 shares of common stock, par value $0.0001 per share, and 2,000,000 shares of preferred stock, par value $0.0001 per share.

On December 4, 2025, subject to stockholder approval, the board of directors unanimously approved and declared advisable an amendment to our certificate of incorporation to, at the discretion of the board of directors, effect the Reverse Stock Split of the common stock at a ratio of 1-for-2 to 1-for-10, with the exact ratio within such range to be determined by the board of directors at its discretion. The Reverse Stock Split may be effected at any time prior to the one-year anniversary date of the approval of the Reverse Stock Split Proposal.

While the Reverse Stock Split will affect outstanding equity awards and warrants, as described in “Effects of the Reverse Stock Split on Outstanding Equity Awards, Warrants and the Equity Plans” below, the Reverse Stock Split would not change the number of authorized shares of common stock, the par value of common stock or the relative voting power of our stockholders. Moreover, the Reverse Stock Split, if effected, would affect all of our holders of common stock uniformly.

The primary goal of the Reverse Stock Split is to increase the per share market price of our common stock to meet Nasdaq’s minimum bid price requirement for continued listing, as set forth set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Minimum Bid Price Requirement requires that we maintain a continued closing bid price of at least $1.00 per share (the “Minimum Bid Price Requirement”). We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split.

If the Reverse Stock Split Proposal is approved by our stockholders and the Reverse Stock Split is effected, every 2 to 10 (depending on the ratio selected by our board of directors) shares of our issued and outstanding common stock would be combined and reclassified into one share of common stock. The Reverse Stock Split may be effected at any time prior to the one-year anniversary date of the approval of the Reverse Stock Split Proposal. The actual timing for implementation of the Reverse Stock Split would be determined by the board of directors based upon its evaluation as to when such action would be most advantageous to us and our stockholders. Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the board of directors will have the sole authority to elect whether or not and when to amend our certificate of incorporation to effect the Reverse Stock Split. If the Reverse Stock Split Proposal is approved by our stockholders, the board of directors will make a determination as to whether effecting the Reverse Stock Split is in the best interests of the Company and its stockholders in light of, among other things, our ability to increase the trading price of our common stock to meet the minimum stock price standards of Nasdaq without effecting the Reverse Stock Split, the per share price of the common stock immediately prior to the Reverse Stock Split and the expected stability of the per share price of the common stock following the Reverse Stock Split. If the board of directors determines that it is in the best interests of the Company and its stockholders to effect the Reverse Stock Split, it will determine the ratio of the Reverse Stock Split at a meeting of the board of directors or via unanimous written consent. For additional information concerning the factors the board of directors will consider in deciding whether to effect the Reverse Stock Split, see “— Determination of the Reverse Stock Split Ratio” and “— Board of Directors Discretion to Effect the Reverse Stock Split.”

This description of Reverse Stock Split Proposal is a summary and is qualified by the Reverse Stock Split Amendment included as Annex A to this proxy statement. If the Reverse Stock Split Proposal is approved by our stockholders, we will have the authority to file the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing or at the effective time set forth in the Reverse Stock Split Amendment; provided, however, that the Reverse Stock Split Amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the board of directors deems necessary and advisable. At this time, the board of directors has determined that the Reverse Stock Split Amendment is advisable and in the best interests of the Company and its stockholders, subject to its discretion to abandon such Reverse

Stock Split Amendment and not implement the Reverse Stock Split at any time, and has submitted the Reverse Stock Split Amendment for consideration by our stockholders at the Special Meeting.

There are certain risks associated with a Reverse Stock Split, and we cannot accurately predict or assure that the Reverse Stock Split will produce or maintain the desired results. For more information on these risks, see “Certain Risks Associated with the Reverse Stock Split.” However, our board of directors believes that the benefits to the Company and its stockholders outweigh the risks and recommends that you vote in favor of granting the board of directors the discretionary authority to effect the Reverse Stock Split.

Reasons for the Reverse Stock Split Amendment

We are submitting this proposal to our stockholders for approval in order to increase the trading price of our common stock to meet the Minimum Bid Price Requirement for continued listing on the Nasdaq Capital Market. We believe increasing the trading price of our common stock may also assist in our capital-raising efforts by making our common stock more attractive to a broader range of investors. Accordingly, we believe that the Reverse Stock Split is in our stockholders’ best interests. We also believe that the Reverse Stock Split, if necessary, is a potentially effective means to meet the criteria to satisfy the Minimum Bid Price Requirement for continued listing on the Nasdaq Capital Market. However, there can be no assurance that even if the Reverse Stock Split is effected, that we will ultimately regain compliance with the Minimum Bid Price Requirement or that our common stock will not be delisted from the Nasdaq Capital Market. On the Record Date, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.7182 per share, and, as described below, we are currently not in compliance, and may in the future be unable to regain compliance, with the Minimum Bid Price Requirement.

The board of directors believes that maintaining the current number of authorized shares of our common stock, irrespective of the Reverse Stock Split, is necessary to provide us with the flexibility to act in the future with respect to raising additional financing, potential strategic collaborations and other corporate purposes without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares of common stock may arise. Such a delay might deny us the flexibility that our board of directors views as important and in the interests of the Company and its stockholders.

The board of directors does not intend to effect the Reverse Stock Split if we regain compliance with the Minimum Bid Price Requirement discussed below.

On April 1, 2025, we received a letter from Nasdaq’s Listing Qualifications Staff (the “Staff”) notifying us that, based upon the closing bid price of our common stock for the last 30 consecutive business days beginning on February 18, 2025, and ending on March 31, 2025, we no longer meet the Minimum Bid Price Requirement. The letter also indicated that we would be provided with a compliance period of 180 calendar days, or until September 29, 2025, in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A). On September 30, 2025, we received a letter from Nasdaq approving an extension of an additional 180 calendar days to regain compliance with the Minimum Bid Price Requirement, or until March 30, 2026.

If at any time during this 180-day extension period, the closing bid price of the common stock is at least $1.00 per share for a minimum of ten consecutive business days, Nasdaq will provide written confirmation of compliance. If we choose to implement a reverse stock split, we must complete the split no later than ten business days prior to the expiration date in order to timely regain compliance. If compliance cannot be demonstrated by March 30, 2026, the Staff will provide written notification that the common stock will be delisted. At that time, we may appeal the Staff’s determination to a hearings panel.

In the event of a delisting from the Nasdaq Capital Market, we may seek to have our common stock traded in the over-the-counter inter-dealer quotation system, more commonly known as the OTC. OTC transactions involve risks in addition to those associated with transactions in securities traded on the securities exchanges, such as the Nasdaq Capital Market, or, together, exchange-listed stocks. Many OTC stocks trade less frequently and in smaller volumes than exchange-listed stocks. Accordingly, our common stock would be less liquid than it would be otherwise. Also, the prices of OTC stocks are often more volatile than exchange-listed stocks. Additionally, some institutional investors are prohibited from investing in OTC stocks, and it would likely be more challenging to raise capital when needed.

Potential Consequences if the Reverse Stock Split Proposal is Not Approved

If the Reverse Stock Split Proposal is not approved by our stockholders, our board of directors will not have the authority to effect the Reverse Stock Split Amendment to, among other things, facilitate the continued listing of our common stock on Nasdaq by increasing the per share trading price of our common stock to help achieve a share price high enough to satisfy the Minimum Bid Price Requirement, to the extent we remain deficient. Any inability of our board of directors to effect the Reverse Stock Split in such scenario could result in our delisting from Nasdaq.

Certain Risks Associated with the Reverse Stock Split

In light of our financial position and our intention to raise additional capital if needed, delisting of our common stock from the Nasdaq Capital Market would materially limit our ability to obtain additional equity capital.

As noted above, we believe that the Reverse Stock Split and the resulting increase in the per share price of our common stock could encourage increased investor interest in our common stock and promote greater liquidity for our stockholders. A greater price per share of our common stock could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited or discouraged from buying stocks with a price below a certain threshold), potentially increasing marketability, trading volume and liquidity of our common stock. Many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. We believe that the Reverse Stock Split will provide flexibility to make our common stock a more attractive investment for these institutional investors, which we believe will enhance the liquidity for the holders of our common stock and may facilitate future sales of our common stock. The Reverse Stock Split could also increase interest in our common stock for analysts and brokers who may otherwise have policies that discourage or prohibit them in following or recommending companies with low stock prices. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

The Reverse Stock Split may not increase the price of our common stock over the long-term or have the desired effect of maintaining compliance with Nasdaq rules.

As noted above, the principal purpose of the Reverse Stock Split is to increase the trading price of our common stock to meet the Minimum Bid Price Requirement of Nasdaq. However, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of our common stock, we cannot assure you that the Reverse Stock Split will increase the market price of our common stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our common stock. The market price of our common stock may be affected by other factors that may be unrelated to the number of shares outstanding, including our business and financial performance, general market conditions, and prospects for future success. In addition, although we believe the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, it is possible that, if implemented, our common stock may not become more attractive to institutional and other long-term investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

Even if the market price per post-Reverse Stock Split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholder equity requirement, the minimum market value of the public float and the minimum market value of listed securities.

The Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.

The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. Additionally, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above. In addition, the continued listing requirements of Nasdaq include a minimum number of shares that must be in the public float and minimum number of “round lot” holders, and even if the market price per post-Reverse Stock Split share of common stock is in excess of $1.00 per share if the Reverse Stock Split is implemented, we could be subject to delisting due to a failure to meet such requirements.

The Reverse Stock Split may lead to a decrease in our overall market capitalization.

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our common stock does not increase in proportion to the Reverse Stock Split ratio, or following such increase does not maintain or exceed such price, then our value, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following the Reverse Stock Split.

The Reverse Stock Split will not be accompanied by a decrease in our authorized shares.

Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the reduction in outstanding shares that would result from the Reverse Stock Split would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, resulting in there being relatively more authorized shares of common stock available for issuance after the Reverse Stock Split, which shares may be issued by the board of directors in its discretion. The board of directors from time to time may deem it to be in the best interests of the Company and its stockholders to enter into transactions and other ventures that may include the issuance of shares of our common stock. If the board of directors authorizes the issuance of additional shares of common stock subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

Our failure to maintain compliance with Nasdaq’s continued listing requirements could result in the delisting of our common stock. Additionally, if we do not receive an affirmative vote of the majority of shares of our common stock present in person, by remote communication, if applicable, or by proxy at the Special Meeting and entitled to vote thereon, “FOR” the Reverse Stock Split Proposal and our common stock continues to trade below $1.00, we expect that we will be delisted from the Nasdaq Stock Market.

Our common stock is currently listed on the Nasdaq Capital Market, where it is subject to various continued listing requirements. As described above, we are currently not in compliance with the Minimum Bid Price Requirement. In light of our financial position and our intention to raise additional capital, if needed, delisting of our common stock from the Nasdaq Capital Market would materially limit our ability to obtain additional equity capital.

In the event of a delisting from the Nasdaq Capital Market, we may seek to have our common stock traded in the over-the-counter inter-dealer quotation system, more commonly known as the OTC. OTC transactions involve risks in addition to those associated with transactions in securities traded on the securities exchanges, such as the Nasdaq Capital Market, or, together, exchange-listed stocks. Many OTC stocks trade less frequently and in smaller volumes than exchange-listed stocks. Accordingly, our common stock would be less liquid than it would be otherwise. Also, the prices of OTC stocks are often more volatile than exchange-listed stocks. Additionally, some institutional investors are prohibited from investing in OTC stocks, and it would likely be more challenging to raise capital when needed.

The primary goal of the Reverse Stock Split is to increase the per share market price of our common stock to meet the Minimum Bid Price Requirement for continued listing on the Nasdaq Capital Market. There can be no assurance that even if the Reverse Stock Split is effected, that we will ultimately regain compliance with the Minimum Bid Price Requirement or that our common stock will not be delisted from the Nasdaq Capital Market.

Treatment of Fractional Shares in the Reverse Stock Split

If you would be entitled to receive fractional shares as a result of the Reverse Stock Split because you hold a number of shares of common stock before the Reverse Stock Split that is not evenly divisible (in other words, it would result in a fractional interest following the Reverse Stock Split), we shall not issue to any holder a fractional share of common stock on account of the Reverse Stock Split. Rather, fractional shares that would be created as a result of the Reverse Stock Split will be rounded upward to the nearest whole share at the participant level with the Depository Trust Company. Any share interests issued due to rounding will be given solely to save the expense and inconvenience of issuing fractional shares of common stock and will not represent separately bargained for consideration.

Determination of the Reverse Stock Split Ratio

The board of directors believes that stockholder approval of a range of potential Reverse Stock Split ratios is in the best interests of the Company and its stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our board of directors will be not less than 1-for-2 or more than 1-for-10.

The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

●	our ability to maintain the listing of our common stock on the Nasdaq Capital Market;
●	the per share price of our common stock immediately prior to the Reverse Stock Split;
●	the expected stability of the per share price of our common stock following the Reverse Stock Split;
●	the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our common stock;
●	prevailing market conditions;
●	general economic conditions in our industry; and
●	our market capitalization before, and anticipated market capitalization after, the Reverse Stock Split.

We believe that granting our board of directors the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the board of directors chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Board of Directors Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the board of directors will have the discretion to implement the Reverse Stock Split or to not implement the Reverse Stock Split at all. The board of directors currently intends to effect the Reverse Stock Split to regain compliance with the Minimum Bid Price Requirement. If the trading price of our common stock increases without effecting the Reverse Stock Split, the Reverse Stock Split will not be necessary. Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split common stock can be maintained above $1.00. There also can be no assurance that our common stock will not be delisted from Nasdaq for other reasons.

If our stockholders approve the Reverse Stock Split Proposal at the Special Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the board of directors that the Reverse Stock Split is in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If our board of directors does not implement the Reverse Stock Split prior to the one-year anniversary date of the approval of the Reverse Stock Split Proposal, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Amendment will be abandoned.

The market price of our common stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares of common stock outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares of common stock that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our common stock.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our board of directors or our stockholders. Notwithstanding the decrease in the number of outstanding shares of common stock following the Reverse Stock Split, our board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Effectiveness of the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, will become effective upon the filing with the Secretary of State of the State of Delaware of the Reverse Stock Split Amendment attached to this proxy statement as Annex A, or at the effective time set forth in the Reverse Stock Split Amendment. The exact timing of the filing of the Reverse Stock Split Amendment will be determined by the board of directors based upon its evaluation of when such action will be most advantageous to the Company and its stockholders. The board of directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing such Reverse Stock Split Amendment, the board of directors, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders. The board of directors currently intends to effect the Reverse Stock Split. If our board of directors does not implement the Reverse Stock Split prior to the one-year anniversary date of the approval of the Reverse Stock Split Proposal, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Amendment to effect the Reverse Stock Split will be abandoned.

Principal Effects of the Reverse Stock Split

As of the Record Date, 53,615,991 shares of our common stock were outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-10, the number of issued and outstanding shares of common stock after the Reverse Stock Split would be approximately 5,361,600 shares, which would comply with the Nasdaq requirement that a listed company must have at least 500,000 shares in the public float. The information in the following table is based on 53,615,991 shares of common stock issued and outstanding as of January 22, 2026, and 29,122,474 shares of common stock reserved for future issuance as of such date:

Reverse			Number of Shares of	Number of Shares of
Stock	Number of Shares	Number of Shares	Common Stock	Common Stock Authorized
Split	of Common Stock	of Common Stock	Reserved for Future	but Not Outstanding or
Ratio	Authorized	Outstanding	Issuance	Reserved
Pre-Reverse Stock Split	87,500,000	53,615,991	29,122,474	4,761,535
1‑for‑2(1)	87,500,000	26,807,996	14,561,239	46,130,765
1‑for‑5(1)	87,500,000	10,723,199	5,824,497	70,952,304
1‑for‑10(1)	87,500,000	5,361,600	2,912,250	79,226,150

(1)All share numbers are rounded up to the nearest whole share but otherwise do not reflect the potential effect of rounding up for fractional shares that may result from the Reverse Stock Split.

Effects of the Reverse Stock Split on Issued and Outstanding Common Stock

If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of common stock, including any shares held by us as treasury shares, by a Reverse Stock Split ratio between 1-for-2 and 1-for-10. Accordingly, each of our stockholders will own fewer shares of common stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of common stock due to the effect of rounding up fractional shares in the Reverse Stock Split, as described in more detail above (for more information on the treatment of fractional shares, see “Treatment of Fractional Shares in the Reverse Stock Split”). Therefore, voting rights and other rights and preferences of the holders of common stock will not be affected by the Reverse Stock Split (except for the effect of rounding up fractional shares). Common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of common stock will remain $0.0001.

Effects of the Reverse Stock Split on Outstanding Equity Awards, Warrants and the Equity Plans

If the Reverse Stock Split is approved by our stockholders and our board of directors decides to implement the Reverse Stock Split, proportionate adjustments will be made to all then-outstanding equity awards and common stock warrants with respect to the number of shares of common stock subject to such award or warrant and the exercise price thereof, as applicable. Therefore, if the Reverse Stock Split is implemented, all shares of common stock subject to the outstanding equity awards (including stock options, restricted stock and restricted stock units) under the Company’s 2021 Equity Incentive Plan (as it may be amended from time to time, the “2021 Plan”), 2013 Consultant Stock Plan (the “Consultant Plan”) and 2011 Equity Incentive Plan (the “2011 Plan,” and together with the 2021 Plan and Consultant Plan, the “Equity Plans”) and outstanding warrants will be proportionately adjusted based on the Reverse Stock Split ratio selected by our board of directors, subject to our treatment of fractional shares described above. For more information on the treatment of fractional shares, see “Treatment of Fractional Shares in the Reverse Stock Split.”

As a result of the Reverse Stock Split, the number of shares of common stock available for issuance under the Equity Plans will also be proportionately adjusted for the Reverse Stock Split ratio, such that fewer shares will be available under the Equity Plans. Further, the 2021 Plan includes an “evergreen” provision, pursuant to which the number of shares of common stock available for issuance thereunder is subject to an annual increase in an amount equal to the lesser of (i) 10% of the aggregate number of shares of common stock issued by us in each applicable prior fiscal year, or (ii) such number of shares of common stock determined by the 2021 Plan’s administrator, provided that in no event shall the total cumulative annual increase in the number of shares of common stock available for issuance exceed 400,000 shares of common stock. In the event that our board of directors decides to implement the Reverse Stock Split, the maximum number of shares subject to such annual increase, if applicable, will be proportionately adjusted to reflect the Reverse Stock Split ratio, such that the annual increase in the number of shares of common stock available for issuance under the 2021 Plan will be correspondingly reduced.

Effects of the Reverse Stock Split on Voting Rights

Proportionate voting rights and other rights of the holders of common stock would not be affected by the Reverse Stock Split (except for the effect of rounding up fractional shares). For example, a holder of 1% of the voting power of the outstanding common stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding common stock after the Reverse Stock Split (except for the effect of rounding up fractional shares).

Effects of the Reverse Stock Split on Regulatory Matters

We are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect our obligation to publicly file financial and other information with the SEC. After the effective time of any Reverse Stock Split that our board of directors elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of any proposed Reverse Stock Split would not affect the registration of our common stock under the Exchange Act, and our common stock would continue to be listed on the Nasdaq Capital Market under the symbol “CLIR” immediately following the Reverse Stock Split.

Effects of the Reverse Stock Split on Authorized Share Capital

The total number of shares of capital stock that we are authorized to issue will not be affected by the Reverse Stock Split and will remain at 89,500,000 shares, consisting of 87,500,000 shares of common stock and 2,000,000 shares of preferred stock, par value $0.0001 per share.

Effects of the Reverse Stock Split on the Number of Shares of Common Stock Available for Future Issuance

By reducing the number of shares outstanding without reducing the number of shares of available but unissued common stock, the Reverse Stock Split will increase the number of authorized but unissued shares. The board of directors believes the increase is appropriate for use to fund our future operations. Although we do not have any pending acquisitions for which shares are expected to be used, we may also use authorized shares in connection with the financing of future acquisitions.

Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the board of directors an effective increase in the authorized shares available for issuance, in its discretion. The board of directors from time to time may deem it to be in our best interests to enter into transactions and other ventures that may include the issuance of shares of our common stock. If the board of directors authorizes the issuance of additional shares subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

Mechanics of the Reverse Stock Split

If the Reverse Stock Split is approved and effected, beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares will, until surrendered and exchanged as described below, for all corporate purposes, be deemed to represent, respectively, only the number of post-split shares.

Effect on Certificated Shares of Common Stock

If the Reverse Stock Split is effected, stockholders holding certificated shares (i.e., shares represented by one or more physical share certificates) will receive a transmittal letter from the Company’s transfer agent promptly after the effectiveness of the Reverse Stock Split. The transmittal letter will be accompanied by instructions specifying how stockholders holding certificated shares can exchange certificates representing the pre-split shares for a statement of holding.

Beginning after the effectiveness of the Reverse Stock Split, each certificate representing shares of our pre-split shares of common stock will be deemed for all corporate purposes to evidence ownership of post-split shares of common stock.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNLESS AND UNTIL REQUESTED TO DO SO FOLLOWING THE ANNOUNCEMENT OF THE COMPLETION OF THE REVERSE STOCK SPLIT.

Effect on “Book-Entry” Shares of Common Stock

If the Reverse Stock Split is effected, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical share certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by the Company’s transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split.

Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from the Company’s transfer agent that indicates the number of shares owned in book-entry form.

Appraisal Rights

Under Delaware law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Governmental Approvals

The Reverse Stock Split will not be consummated, if at all, until after approval of our stockholders is obtained. We are not obligated to obtain any governmental approvals or comply with any state or federal regulations in order to effect the Reverse Stock Split other than the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware.

Anti-Takeover Effects of the Reverse Stock Split

By increasing the number of authorized but unissued shares of common stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the board of directors. For example, the board of directors might be able to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the board of directors in opposing a takeover bid that the board of directors determines is not in our best interests of our Company or its stockholders. The Reverse Stock Split could therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split could limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split could have the effect of permitting our current management, including our current board of directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, our board of directors is not aware of any attempt to take control of the Company and the board of directors did not authorize the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Interest of Certain Persons in Matters to be Acted Upon

Our directors and executive officers have no substantial interests, directly or indirectly, in the Reverse Stock Split, except to the extent of their ownership in shares of our common stock and shares of common stock issuable pursuant to other outstanding securities, such as stock options and restricted stock units, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of our common stock and securities. For more information, see “Security Ownership of Certain Beneficial Owners and Management.”

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of our common stock will remain unchanged at $0.0001. Accordingly, on the effective date of the Reverse Stock Split, the stated capital on our consolidated balance sheets attributable to our common stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of common stock outstanding. Any common stock held in treasury will be reduced in proportion to the Reverse Stock Split ratio. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain material U.S. federal income tax considerations of the Reverse Stock Split applicable to U.S. holders (as defined below). This discussion does not purport to be a complete analysis of all potential tax consequences that may be relevant to a U.S. holder. The effects of U.S. federal tax laws other than U.S. federal income tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. holder. We have not sought and do not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the Reverse Stock Split.

This discussion is limited to U.S. holders that hold common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. holder’s particular circumstances, including the impact of the alternative minimum tax, the rules related to “qualified small business stock” within the meaning of Section 1202 of the Code or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;
●	U.S. holders whose functional currency is not the U.S. dollar;
●	Persons holding common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
●	banks, insurance companies, and other financial institutions;
●	real estate investment trusts or regulated investment companies;
●	brokers, dealers or traders in securities;

●	corporations that accumulate earnings to avoid U.S. federal income tax;
●	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
●	tax-exempt organizations or governmental organizations;
●	persons deemed to sell common stock under the constructive sale provisions of the Code;
●	persons who hold or received common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds common stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a “U.S. holder” is any beneficial owner of common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;
●	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, assuming such treatment is correct, a U.S. holder of common stock generally should not recognize gain or loss upon the Reverse Stock Split. A U.S. holder’s aggregate tax basis in the shares of common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of the common stock surrendered, and such U.S. holder’s holding period in the shares common stock received should include the holding period in the shares of common stock surrendered (on a per block of stock basis, if applicable, as noted below). Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders of shares of common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

As noted above, we will not issue fractional shares in connection with the Reverse Stock Split. The number of shares of common stock received by any U.S. holder shall be rounded up to the nearest whole number of shares, if such U.S. holder would have received a fractional share in connection with the Reverse Stock Split.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote at the Special Meeting will be required for approval of Proposal 1. Brokers generally have discretionary authority to vote on the amendment to our certificate of incorporation to effect the Reverse Stock Split, thus, broker non-votes are not expected to result from the vote on this proposal. Abstentions are not votes cast and will have no effect on the outcome of this vote, but will be considered present for the purpose of determining the presence of a quorum.

The board of directors unanimously recommends you vote “FOR” the approval of the Reverse Stock Split Proposal.

PROPOSAL 2 – THE ADJOURNMENT PROPOSAL

We are asking our stockholders to approve a proposal that will allow us to adjourn the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve Proposal 1 or if we do not have a quorum at the Special Meeting. If our stockholders approve this proposal, we could adjourn the Special Meeting and any reconvened session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against Proposal 1. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes against Proposal 1, such that Proposal 1 would be defeated, we could adjourn the Special Meeting without a vote on Proposal 1 and seek to convince the holders of those shares to change their votes to votes in favor of Proposal 1. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.

If a quorum is not present at the Special Meeting, Article II, Subsection 2.6 of our Bylaws also permits the chairman of the Special Meeting to adjourn any meeting of stockholders, from time to time, whether or not there is a quorum.

In any event, our board of directors believes that it is in the best interests of our Company and our stockholders to be able to adjourn the Special Meeting to a later date or dates if necessary or appropriate for the above-referenced reasons.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the votes cast by the stockholders entitled to vote at the Special Meeting will be required for approval of this Proposal 2. Brokers generally have discretionary authority to vote on the adjourmment of the Special Meeting, thus, broker non-votes are not expected to result from the vote on this proposal. Abstentions are not votes cast and will have no effect on the outcome of this vote, but will be considered present for the purpose of determining the presence of a quorum.

The board of directors unanimously recommends you vote “FOR” the approval of the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information known to us about beneficial ownership of our common stock by:

●	each of our directors;
●	each individual identified as a named executive officer in the section titled “Executive Compensation and Related Information;”
●	all of our directors and executive officers as a group; and
●	each stockholder known by us to beneficially own 5% or more of our common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire ownership of on or before March 23, 2026, which is 60 days from the Record Date, through the exercise of any option, warrant, conversion privilege or similar right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of outstanding options, restricted stock units, and warrants that are exercisable on or before March 23, 2026, are considered to be outstanding. These shares, however, are not considered outstanding as of the Record Date when computing the percentage ownership of each other person.

To our knowledge, except as indicated in the footnotes to the following table and subject to state community property laws where applicable, all beneficial owners named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Applicable percentage of ownership is based on 53,615,991 shares of our common stock outstanding as of the Record Date.

	Amount of
	Beneficial
	Ownership		Percent
Name and Address of Beneficial Owner (1)	(2)		of Class
Directors and Officers:
Colin James Deller	1,150,014	(3)	2.1%
Brent Hinds	257,617	(4)	*
Louis J. Basenese	20,000	(5)	*
Anthony DiGiandomenico	1,086,956	(6)	2.0%
G. Todd Silva	—	(7)	—
All Directors and Executive Officers as a Group (5 persons)	2,514,587		4.7%

5% Stockholders:
Otter Capital LLC	11,289,774	(8)	19.99%

*	Less than one percent
(1)	Except as set forth below, the address of each executive officer and director is 8023 East 63rd Place, Suite 101, Tulsa, Oklahoma 74133.
(2)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and is generally assigned to the person holding voting power and/or investment power with respect to securities. With the exception of the securities beneficially owned by our officers and directors and their affiliates, the ownership of the shares of common stock listed above were determined using public records. These amounts are based upon information available to us as of the date of this filing.

(3)	Includes 171,853 shares of common stock, and options to purchase 978,161 shares of common stock that may be exercised on or before March 23, 2026. Excludes options to purchase 390,000 shares of common stock, none of which will vest on or before March 23, 2026.
(4)	Includes 117,840 shares of common stock, 26,989 shares of common stock issuable upon the vesting of restricted stock units, which are expected to vest on or before March 23, 2026, and options to purchase 112,788 shares of common stock that may be exercised on or before March 23, 2026. Excludes 26,178 shares of common stock issuable upon vesting of restricted stock units, none of which will vest on or before March 23, 2026.
(5)	Includes 20,000 shares of common stock. Excludes 70,266 shares of common stock issuable upon the vesting of restricted stock units, none of which are expected to vest on or before March 23, 2026.
(6)	Includes 544,478 shares of common stock and 542,478 shares of common stock issuable upon the exercise of certain outstanding warrants that may be exercised on or before March 23, 2026.
(7)	Excludes 120,469 shares of common stock issuable upon the vesting of restricted stock units, none of which are expected to vest on or before March 23, 2026.
(8)	Consists of (i) 8,434,774 shares of common stock, and (ii) 2,855,000 shares of common stock issuable upon the exercise of certain redeemable warrants (the “Private Warrants”), which are exercisable until June 16, 2029. The number of shares beneficially owned by Otter Capital LLC excludes (i) 3,778,315 shares of our common stock issuable upon the exercise of the Private Warrants because such Private Warrants include a beneficial ownership limitation of 19.99%, which provides that Otter Capital LLC will not have the right to exercise any portion of its Private Warrants if it, together with its affiliates, would beneficially own in excess of 19.99%, or 4.99% or 9.99% if subsequently elected by the holder in accordance and subject to the conditions of the Private Warrants, as applicable, of the number of shares of common stock outstanding immediately after giving effect to such exercise. The business address of Otter Capital LLC is PO Box 620067, Woodside, CA 94062.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS
AND STOCKHOLDER PROPOSALS

We intend to hold a regular annual meeting of stockholders in 2026 regardless of the outcome of the matters considered at this Special Meeting. Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2026 annual meeting of stockholders must be received by us no later than February 13, 2026, which is 120 calendar days before the one-year anniversary of the date on which we first mailed its proxy statement for the 2025 annual meeting of stockholders, and must comply with the requirements of the proxy rules promulgated by the SEC. Stockholder proposals are reviewed by the Corporate Secretary for compliance with the requirements for such proposals, which are set forth in Regulation 14a-8 of the Exchange Act. Stockholder proposals that meet these requirements will be summarized by the Corporate Secretary and circulated to the board of directors. Stockholder proposals should be addressed to our Corporate Secretary at 8023 East 63rd Place, Suite 101, Tulsa, Oklahoma 74133.

In addition, our Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at an annual meeting of stockholders. Notice of a nomination or other proposal of business must be in proper written form and delivered to the Corporate Secretary of the Company by email at controller@clearsign.com or in writing, c/o Corporate Secretary, ClearSign Technologies Corporation, 8023 East 63rd Place Suite 101 Tulsa, Oklahoma 74133, no later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely notice by the stockholder must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of (i) the 120th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, for our 2026 annual meeting of stockholders, notice of a nomination or proposal must be delivered to us no earlier than the close of business on February 25, 2026, and no later than the close of business on March 27, 2026. In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must comply with the requirements of Rule 14a-19(b). The requirements under Rule 14a-19 are in addition to the applicable advance notice requirements under the Bylaws as described in this section and shall not extend any deadline set forth under the Bylaws. Recommendations from stockholders that are received after the above deadlines and/or not in proper written form will not be considered for inclusion for the 2026 annual meeting of stockholders.

OTHER MATTERS

The board of directors does not intend to bring any other matters before the Special Meeting and has no reason to believe any other matters will be presented. If other matters properly come before the Special Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the board of directors, or if no recommendation is given, in their own discretion.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive a single Notice and only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our proxy statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of our proxy materials, we will send a copy to you if you address your written request to, or call, Brent Hinds, Chief Financial Officer, 8023 East 63rd Place Suite 101 Tulsa, Oklahoma 74133, telephone number (918) 500-7312.

ANNEX A – PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION, AS AMENDED,

OF CLEARSIGN TECHNOLOGIES CORPORATION

ClearSign Technologies Corporation, a Delaware corporation (the “Corporation”), does hereby certify that:

FIRST: The Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on June 14, 2023, as amended on June 26, 2024 (collectively referred to as the “Amended Certificate”), is hereby amended by deleting and restating Article IV of the Amended Certificate in its entirety and substituting the following in lieu thereof:

“The total number of shares of capital stock that the Corporation shall have authority to issue is up to 89,500,000 shares, consisting of: (i) 87,500,000 shares of common stock, having a par value of $0.0001 per share (the “Common Stock”); and (ii) 2,000,000 shares of preferred stock, having a par value of $0.0001 per share (the “Preferred Stock”).

Reverse Stock Split. Effective as of [●] [a/p].m., Eastern Time on [●], 2026 (the “Effective Time”), each [●] outstanding shares of Common Stock outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall be combined and converted into one (1) share of Common Stock (the “New Common Stock”) based on a ratio of one (1) share of New Common Stock for each [●] shares of Old Common Stock. This reverse stock split (the ”Reverse Stock Split”) of the outstanding shares of Common Stock shall not affect the total number of shares of capital stock, including the Common Stock, that the Company is authorized to issue, which shall remain as set forth under this Article IV.

The Reverse Stock Split shall occur without any further action on the part of the Corporation or the holders of shares of New Common Stock and whether or not certificates representing such holders’ shares prior to the Reverse Stock Split are surrendered for cancellation. No fractional interest in a share of New Common Stock shall be deliverable upon the Reverse Stock Split, all of which shares of New Common Stock shall be rounded up to the nearest whole number of such shares, and, in the event any shares of New Common Stock are held through the Depository Trust Company, such shares shall be rounded up at the participant level. No stockholders will receive cash in lieu of fractional shares. All references to “Common Stock” in this Certificate of Incorporation shall be to the New Common Stock.”

SECOND: This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: This Certificate of Amendment shall become effective at [●] [a/p].m., Eastern Time on [●], 2026.

* * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this [●] day of [●], 2026.

ClearSign Technologies Corporation

By:
Name:	Colin James Deller
Title:	Chief Executive Officer

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE 0 0 0 0 0 0 0000688587_1 R2.09.05.010 CLEARSIGN TECHNOLOGIES CORP 8023 E. 63RD PL. SUITE 101 TULSA, OK 74133 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on February 25, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CLIR2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on February 25, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 1 and 2. For Against Abstain 1. An amendment to our certificate of incorporation, as amended, in the form attached to the proxy statement on Annex A, to, at the discretion of our board of directors, effect a reverse stock split of our issued and outstanding shares of common stock, par value $0.0001 per share, at any time prior to the one-year anniversary date of the approval by the stockholders of such proposal, at a ratio ranging from one-for-two (1:2) to one-for-ten (1:10), with the exact ratio to be set within that range at the discretion of the board of directors without further approval or authorization of our stockholders (the "Reverse Stock Split Proposal" or "Proposal 1"); and 2. The proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal or if we do not have a quorum at the Special Meeting (the "Adjournment Proposal" or "Proposal 2"). Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000688587_2 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com CLEARSIGN TECHNOLOGIES CORP Special Meeting of Stockholders February 26, 2026 11:00 a.m. Central Standard Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Colin James Deller and Brent Hinds, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CLEARSIGN TECHNOLOGIES CORP that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 11:00 a.m. Central Standard Time on February 26, 2026, at www.virtualshareholdermeeting.com/CLIR2026SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side